CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 7, 1997 included in TB Wood's Corporation's Form 10-K for the year ended January 3, 1997 and to all references to our Firm included in this Registration Statement.



                                                    /s/ Arthur Andersen LLP

Atlanta, Georgia
July 18, 1997



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